Please see Form 10 in Word Document form at that link below.
The document has graphics and tables in their original form.

http://www.freedomtreefinancial.com/sec/letter1.doc

You may also contact us for additional financial statements at

www.FreedomTreeFinancial.com

With All Best Wishes

Jermaine E. Spence